                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement             [_] Confidential, for Use of the
                                                 Commission Only (as Permitted
[X]  Definitive Proxy Statement                  by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           GOLDEN STATE BANCORP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           GOLDEN STATE BANCORP INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5)  Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3)  Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO]

San Francisco, California 94105





2001                      April 12, 2001
NOTICE OF
ANNUAL
MEETING


                          Dear Shareholder:


                          You are cordially invited to attend the Annual
AND Meeting of Shareholders of Golden State Bancorp Inc., a holding company of California Federal Bank, on Monday, May 21, 2001.

PROXY
STATEMENT


                          The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting. At the meeting we will also give a brief report on the operations of the company.

Monday,
May 21,
2001 10:00
a.m PT

                          Your vote is important, regardless of the amount of stock you own. Your cooperation in promptly voting by returning the enclosed proxy card is appreciated. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.


The Fairmont Hotel
950 Mason Street
San
Francisco,

California                On behalf of your Board of Directors, thank you for
                          your continued support.

                          Sincerely,

                          /s/ Gerald J. Ford

                          Gerald J. Ford
                          Chairman of the Board and
                          Chief Executive Officer

                           Golden State Bancorp Inc.
                                135 Main Street
                            San Francisco, CA 94105

                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  --------------------------------------------

 TIME......................       10:00 a.m. (local time) on Monday, May
                                  21, 2001

 PLACE.....................       The Fairmont Hotel
                                  950 Mason Street
                                  San Francisco, California

 ITEMS OF BUSINESS.........       (1) To elect five members of the Board
                                      of Directors for three year terms.

                                  (2) To ratify the appointment of KPMG
                                      LLP as our independent auditors for
                                      the year 2001.

                                  (3) To transact such other business as
                                      may properly come before the
                                      Meeting or any adjournment or
                                      postponement.

 RECORD DATE...............       You may vote if you were a shareholder
                                  of record on March 26, 2001.

 ANNUAL REPORT.............       Our 2000 Summary Annual Report and 2000
                                  Annual Report on Form 10-K, which are
                                  not a part of the proxy soliciting
                                  material, are enclosed.

 PROXY VOTING..............       It is important that your shares be
                                  represented and voted at the Meeting.
                                  Please MARK, SIGN, DATE AND PROMPTLY
                                  RETURN the enclosed proxy card in the
                                  postage-paid envelope.

                                  Any proxy may be revoked at any time
                                  prior to its exercise at the Meeting.

                                  /s/ Vanessa L. Washington

                                  Vanessa L. Washington
 April 12, 2001                   Senior Vice President and Secretary

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                            PAGE
PROXY STATEMENT............................................................   1
  Shareholders Entitled to Vote............................................   1
  Votes Per Share..........................................................   1
  Proxies..................................................................   1
  Vote by Mail.............................................................   1
  Voting at the Annual Meeting.............................................   1
  Voting on Other Matters..................................................   1
  Consolidation of Your Vote...............................................   2
  List of Shareholders.....................................................   2
  Required Vote............................................................   2
  Cost of Proxy Solicitation...............................................   2
  Shareholder Account Maintenance..........................................   2

ITEM 1 - ELECTION OF DIRECTORS.............................................   3
  Nominees for Director Whose Terms Expire in 2004.........................   3
  Continuing Directors Whose Terms Expire in 2002..........................   4
  Continuing Directors Whose Terms Expire in 2003..........................   5

BOARD STRUCTURE AND COMPENSATION...........................................   6
  Audit Committee..........................................................   6
  Compensation Committee...................................................   6
  Executive Committee......................................................   6
  Cal Fed Goodwill Litigation Committee....................................   6
  Glendale Goodwill Litigation Committee...................................   7
  Nominating Committee.....................................................   7
  Compensation of Directors................................................   7
  Indemnification of Directors.............................................   7
  Director Arrangements....................................................   7

OWNERSHIP OF GOLDEN STATE AND OTHER SECURITIES.............................   8
  Common Stock Owned by Directors and Management...........................   8
  Common Stock Owned by Others.............................................   9
  Litigation Tracking Warrants Owned by Directors and Management...........  10
  Litigation Tracking Warrants Owned by Others.............................  10
  Indirect Subsidiary Securities Owned by Directors and Management.........  11
  Section 16(a) Beneficial Ownership Reporting Compliance..................  11

EXECUTIVE COMPENSATION.....................................................  12
  Summary Compensation Table...............................................  12
  Option Grants in 2000....................................................  14
  Aggregated Option Exercises in 2000 and Year-End Option Values...........  15
  Long-Term Incentive Plan Awards in 2000..................................  15
  Employment Contracts, Termination of Employment and Change in Control....  16
  Report of the Compensation Committee on Executive Compensation...........  17
  Performance Graph........................................................  19

                                                                           PAGE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  20
  Payment of Tax Benefits under the Plan of Reorganization and Share
   Repurchases............................................................  20
  Services Agreement......................................................  21
  Cost Sharing Arrangements...............................................  22
  Transactions with Directors.............................................  22
  Indebtedness of Management..............................................  22

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..............  23
  Report of the Audit Committee...........................................  23
  Audit Fees..............................................................  23
  Financial Information Systems Design and Implementation Fees............  23
  All Other Fees..........................................................  23
  Auditor Independence....................................................  23

PROXY PROPOSALS AND NOMINATION OF DIRECTORS...............................  24
  Deadlines...............................................................  24
  Nominations for Director................................................  24
  Proposed Items of Business..............................................  24

OTHER BUSINESS............................................................  25

ADDITIONAL INFORMATION....................................................  25

APPENDIX A - AUDIT COMMITTEE CHARTER......................................  26

                           Golden State Bancorp Inc.
                                135 Main Street
                            San Francisco, CA 94105

                                PROXY STATEMENT

--------------------------------------------------------------------------------

   The proxy materials are delivered in connection with the solicitation by the Board of Directors of Golden State Bancorp Inc. ("Golden State," the "Company," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2001 Annual Meeting of Shareholders and at any adjournment or postponement. Golden State is the indirect holding company of California Federal Bank ("Cal Fed").

   You are invited to attend our Annual Meeting of Shareholders on May 21, 2001, beginning at 10:00 a.m. local time. The Meeting will be held at The Fairmont Hotel, 950 Mason Street, San Francisco, California.

   This Proxy Statement and form of proxy are being mailed starting April 12, 2001.

Shareholders Entitled to Vote

   Holders of record of Golden State common stock at the close of business on March 26, 2001 are entitled to receive this notice and to vote their shares. At the close of business on March 26, there were 134,960,250 outstanding shares of common stock.

Votes Per Share

   Each share of common stock is entitled to one vote on each matter properly brought before the Meeting, other than the election of directors that may be cumulatively voted.

   Cumulative voting entitles a shareholder (1) to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares held by the shareholder or (2) to distribute the shareholder's votes on the same principle among any number of candidates. The proxy grants discretionary authority to cumulate votes as the proxy holders see fit. If a shareholder withholds his or her vote for a nominee as instructed on the proxy card, the proxy holders will determine how the shareholder's votes will be cast among the remaining nominees.

Proxies

   YOUR VOTE IS IMPORTANT. Shareholders of record may vote their proxies by mail.

   Proxies may be revoked at any time before they are exercised by:

 . written notice to the Secretary of the Company,

 . timely delivery of a valid, later-dated proxy or

 . voting by ballot at the Annual Meeting.

Vote by Mail

   To vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to Golden State Bancorp Inc. c/o Mellon Investor Services, LLC, Midtown Station, P.O. Box 887, New York, New York 10138-0701.

Voting at the Annual Meeting

   Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

   All shares that have been properly voted by proxy--and not revoked--will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

   If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Consolidation of Your Vote

   You will receive only one proxy card for all the shares you hold in your own name. Please note that if you hold shares jointly with another person and other shares in your own name, you will receive a separate proxy card for the jointly owned shares. We can only consolidate identically named accounts.

List of Shareholders

   A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 135 Main Street, San Francisco, California, by contacting the Secretary of the Company.

Required Vote

   The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

   A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

   The affirmative vote of a majority of the votes cast is required for ratification of the appointment of KPMG LLP as our independent auditor. Abstentions and broker "non-votes" are not counted for purposes of approving this matter.

Cost of Proxy Solicitation

   We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Shareholder Account Maintenance

   Our Transfer Agent is Mellon Investor Services, LLC. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Shareholder Services toll-free number, 1-800-356-2017. For other information about Golden State, shareholders can visit our web site at www.GoldenStateBancorp.com.

ITEM 1--ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with each class currently consisting of five Directors whose terms expire at successive annual meetings. Five Directors will be elected at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2004 or until his or her successor has been elected.

   The Board of Directors has proposed the following nominees for re-election as Directors with terms expiring in 2004 at the Annual Meeting: Brian P. Dempsey, Gerald J. Ford, Howard Gittis, Ronald O. Perelman and Cora M. Tellez.

   The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

   The Board of Directors recommends a vote FOR the election of all five nominees as Directors.

   The table below presents the principal occupation and certain other information about the nominees and other Directors whose terms of office will continue after the Annual Meeting. Dates of service for Messrs. Dempsey, Ford, Gittis, King, Kooken and Perelman include service as a Director of companies that were predecessors of Golden State.

                Nominees for Director Whose Terms Expire in 2004

 Brian P. Dempsey          Mr. Dempsey has been Vice Chairman and a Director of
 Director since 1991       HomeStreet Bank, headquartered in Seattle,
 Age 63                    Washington, since September 1996. He retired from
                           active management at HomeStreet Bank on December 31,
                           2000. From January 1995 to September 1996, Mr.
                           Dempsey was the President of Dempsey & Associates, a
                           financial services consulting firm. Prior to that
                           time, Mr. Dempsey served as Chairman of the Board
                           and Chief Executive Officer of University Savings
                           Bank. Mr. Dempsey is also a Director of Cal Fed.


 Gerald J. Ford            Mr. Ford has been Chairman of the Board and Chief
 Chairman of the Board and Executive Officer of Golden State since 1998 and of
 Chief Executive Officer   Cal Fed and its predecessors since 1988. Mr. Ford
 since 1998                has also been Chairman of the Board and Chief
 Director since 1994       Executive Officer of Golden State Holdings Inc., a
 Age 56                    subsidiary of the Company, since 1998 and of
                           California Federal Preferred Capital Corporation, a
                           subsidiary of Cal Fed, since 1996. Mr. Ford is
                           Chairman of the Board of First Nationwide Mortgage
                           Corporation, a subsidiary of Cal Fed, and Chairman
                           of the Board and Chief Executive Officer of Liberte
                           Investors Inc. Mr. Ford is also a Director of
                           Freeport-McMoRan Copper & Gold Inc. and McMoRan
                           Exploration Co.

 Howard Gittis             Mr. Gittis has been Vice Chairman and Chief
 Director since 1994       Administrative Officer of Mafco Holdings Inc.,
 Age 67                    MacAndrews & Forbes Holdings Inc. and several of
                           their affiliates since 1985. Mr. Gittis is also a
                           Director of Golden State Holdings, Jones Apparel
                           Group, Inc., Loral Space and Communications, Ltd.,
                           M&F Worldwide Corp., Revlon, Inc., Revlon Consumer
                           Products Corporation, REV Holdings Inc. and Sunbeam
                           Corporation.

 Ronald O. Perelman        Mr. Perelman has been Chairman of the Board and
 Director since 1994       Chief Executive Officer of Mafco Holdings Inc.,
 Age 58                    MacAndrews & Forbes Holdings Inc. and several of
                           their affiliates since 1980. Mr. Perelman is also
                           Chairman of the Executive Committee of the Board of
                           M&F Worldwide Corp. and is Chairman of the Board of
                           Revlon, Inc., Revlon Consumer Products Corporation
                           and Panavision Inc. Mr. Perelman is also a Director
                           of Golden State Holdings, M&F Worldwide Corp.,
                           Panavision Inc., Revlon Consumer Products
                           Corporation, Revlon, Inc. and REV Holdings Inc.

 Cora M. Tellez        Ms. Tellez is President of the Health Plans Division of
 Director since 1997   Health Net, Inc., a California health care company. She
 Age 51                has been with the company since November 1998 and
                       previously served as President of its Western Division
                       and President of its California Division. From July 1997
                       to September 1998, she was President and Chairman of the
                       Board of Prudential Health Care of California, Inc. and
                       from June 1994 until June 1997 she was a Senior Vice
                       President of Blue Shield of California. She is a Director
                       of Cal Fed, California Association of Health Plans, Holy
                       Names College, the Institute for the Future, S. H. Cowell
                       Foundation and Philippine International Aid. She is also
                       a Member of the California Business Roundtable.

                Continuing Directors Whose Terms Expire in 2002

 John F. King          Mr. King is President and Chief Executive Officer of
 Director since 1994   Weingart Center Association, a nonprofit association
 Age 68                whose goal is to help break the cycle of the homeless.
                       Mr. King is a former Vice Chairman of Crocker National
                       Bank and a former Chairman of the Board of First
                       Interstate Bank of California. Mr. King is a Director of
                       Cal Fed, Ameron International, Inc. and Kilroy Realty
                       Finance, Inc., a wholly owned subsidiary of Kilroy
                       Realty Corporation. Mr. King also serves as a Trustee of
                       the University of Southern California and of the
                       California Hospital Center Foundation, as a Director of
                       the National Institute of Transplantation Foundation,
                       and is the founding Chairperson of Kidspace.


 Gabrielle K. McDonald Ms. McDonald is a lawyer, consultant and lecturer. She
 Director since 1998   has been Special Counsel on Human Rights to the Chairman
 Age 59                of the Board of Freeport-McMoRan Copper & Gold Inc.
                       since 1999. She served as a Judge for the International
                       Criminal Tribunal for the former Yugoslavia from 1993 to
                       1999 and served as its President from 1997 to 1999. She
                       has also served as a Professor of Law at the Thurgood
                       Marshall School of Law of Texas Southern University and
                       as a United States District Court Judge for the Southern
                       District of Texas. Ms. McDonald is a Director of Cal
                       Fed, Freeport-McMoRan Copper & Gold Inc. and McMoRan
                       Exploration Co. She is also a member of the Board of
                       Trustees of Howard University and serves on the Brandeis
                       University International Center for Ethics, Justice and
                       Public Life Advisory Board.

 John A. Moran         Mr. Moran was Chairman of the Board of the Dyson-
 Director since 1999   Kissner-Moran Corporation, a diversified holding
 Age 69                company, from 1984 until his retirement in 1993. He is a
                       Director of Cal Fed. He is also a Director of Bessemer
                       Securities Corporation and a manager of Bessemer
                       Securities LLC, both registered diversified savings and
                       loan holding companies by virtue of their indirect
                       ownership of shares in USB, Inc., the parent company of
                       Universal Savings Bank, F.A. Mr. Moran is also a member
                       of the National Advisory Council of the University of
                       Utah and a Director of the John A. Moran Eye Center at
                       the University of Utah.

 B. M. Rankin, Jr.     Mr. Rankin has been a private investor and independent
 Director since 1999   oil operator for over twenty years. He is a Director of
 Age 71                Cal Fed and Vice-Chairman of the Board of Freeport-
                       McMoRan Copper & Gold Inc. and McMoRan Exploration Co.
                       Mr. Rankin is also a Director of the US Oil and Gas
                       Association. He is a Member of the University of Texas
                       at Austin College of Business Administration Advisory
                       Council and a Member of the Board of Visitors of the
                       University Cancer Foundation of the University of Texas
                       M.D. Anderson Hospital Cancer Center.

 Robert Setrakian           Mr. Setrakian has been the Chairman and President of the
 Director since 1998        William Saroyan Foundation since 1981, which maintains the
 Age 77                     Literary Collection of William Saroyan at Stanford
                            University and makes it available for scholarly
                            research and educational purposes. Mr. Setrakian is
                            the former Chairman and President of Mid-State
                            Horticultural Company and is a former Chairman and
                            member of the Board of Governors of the United
                            States Postal Service, former Commissioner of the
                            Federal Maritime Commission, former Chairman and
                            Chief Executive Officer of the California Growers
                            Winery, Inc. and former Chairman and founder of the
                            National Bank of Agriculture. He is also a Director
                            of Cal Fed.

                Continuing Directors Whose Terms Expire in 2003

 Paul M. Bass, Jr.          Mr. Bass has been Vice Chairman and a Director of
 Director since 1998        First Southwest Company, a privately held
 Age 65                     investment banking firm, since 1995 and has been
                            affiliated with First Southwest Company since 1989.
                            Mr. Bass is a Director and Chairman of the Audit
                            Committee of Cal Fed and of Keystone Consolidated
                            Industries, Director and Chairman of MACC Private
                            Equities and of MorAmerica Capital Corp., and
                            Director and member of the Audit Committee of Comp
                            X International. Mr. Bass also serves as Chairman
                            of Zale-Lipshy University Hospital, Chairman of
                            Southwestern Medical Foundation and Chairman of St.
                            Paul Medical Center Hospital in Dallas, Texas.


 George W. Bramblett, Jr.   Mr. Bramblett has been associated with the law firm
 Director since 1998        of Haynes & Boone since 1973 and is currently a
 Age 60                     Partner and a member of its Executive Committee.
                            Mr. Bramblett is a Director of Cal Fed, Vice-
                            Chairman of the Board of Trustees of the Baylor
                            Oral Health Foundation and Trustee of the
                            Southwestern Medical Foundation.

 John F. Kooken             Mr. Kooken retired as Vice Chairman and Chief
 Director since 1992        Financial Officer of Security Pacific Corporation,
 Age 69                     the holding company for Security Pacific National
                            Bank, in 1992 after 32 years with the company. Mr.
                            Kooken is also a Director of Cal Fed and Pacific
                            Gulf Properties, Inc.

 Thomas S. Sayles           Mr. Sayles has been Vice President, Government and
 Director since 1997        Community Affairs for Sempra Energy, an energy
 Age 50                     services holding company, since 1998. Mr. Sayles
                            was Senior Vice President, Consumer Markets of
                            Energy Pacific, a joint venture between Pacific
                            Enterprises and Enova Corporation from January 1997
                            to 1998 and Vice President of Pacific Enterprises
                            from January 1994 to 1998. He also formerly served
                            as the Secretary of the Business, Transportation
                            and Housing Agency and Commissioner of Corporations
                            for the State of California. Mr. Sayles is a
                            Director of Cal Fed and a member of the Board of
                            Regents of the University of California.

 Carl B. Webb               Mr. Webb has been President, Chief Operating
 President, Chief Operating Officer and a Director of Golden State since 1998,
 Officer and Director       of Cal Fed and its predecessors since 1988, of
 since 1998                 Golden State Holdings since 1998 and of California
 Age 51                     Preferred Capital Corporation since 1996. Mr. Webb
                            is also a Director of First Nationwide Mortgage
                            Corporation.

                        BOARD STRUCTURE AND COMPENSATION

   Golden State's Board of Directors met seven times in 2000. Golden State has five standing committees: Audit, Compensation, Executive, Cal Fed Goodwill Litigation and Glendale Goodwill Litigation. All of our Directors attended at least 88% of the meetings of the Board and Board committees on which they served. The following table shows membership and meeting information for the Board committees:


                                                          Cal Fed    Glendale
                                                          Goodwill   Goodwill
                            Audit Compensation Executive Litigation Litigation
                            ----- ------------ --------- ---------- ----------
  Paul M. Bass, Jr. .......    X*       X*                    X

  George W. Bramblett,
   Jr. ....................    X                              X

  Brian P. Dempsey.........                                              X

  Gerald J. Ford...........                         X*        X*

  Howard Gittis............                         X         X

  John F. King.............    X        X           X                    X

  John F. Kooken...........    X                                         X

  Gabrielle K. McDonald....    X        X

  Thomas S. Sayles.........                                              X*

  Cora M. Tellez...........                                              X

  Carl B. Webb.............                         X         X

  Meetings in 2000.........    5        2           0         1          1

 *Chairman


Audit Committee

   The Audit Committee consults with the independent and internal auditors regarding the examination of Golden State and its subsidiaries' financial statements and the adequacy of internal controls. The committee provides a channel, independent of management, through which reports are made to the Board on auditing and other accounting related matters. The committee recommends the appointment of the independent public accountants, which are appointed by the Board and ratified by the shareholders.

   The committee's functions are further discussed in the Report of the Audit Committee on page 23. Mr. King became a member of the committee in January 2001.

Compensation Committee

   The Compensation Committee is comprised of three non-employee Directors and works with independent consultants and management to review the Company's compensation structures. The committee reviews and approves the compensation and benefits for the Chief Executive Officer, the President and Chief Operating Officer, and the other executive officers. The committee also administers the Company's stock-based compensation plans.

Executive Committee

   The Executive Committee, with certain exceptions, has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board.

Cal Fed Goodwill Litigation Committee

   The Cal Fed Goodwill Litigation Committee has the power and authority of the Board of Directors with respect to the lawsuit titled California Federal Bank, A Federal Savings Bank v. United States of America, Civil Action No. 92-138C in the U.S. Court of Federal Claims (the "Cal Fed Goodwill Litigation") and the securities issued in connection with the litigation known as the Cal Fed Contingent Litigation Recovery Participation Interests and the Cal Fed Secondary Contingent Litigation Recovery Participation Interests.

Glendale Goodwill Litigation Committee

   The Glendale Goodwill Litigation Committee has the power and the authority of the Board of Directors with respect to the lawsuit titled Glendale Federal Bank, F.S.B. v. United States of America, Civil Action No. 90-772C in the U.S. Court of Federal Claims (the "Glendale Goodwill Litigation") and the securities issued in connection with the litigation known as the Litigation Tracking Warrants(TM).

Nominating Committee

   The entire Board acts as the Nominating Committee and evaluates and nominates individuals. The Board also considers nominees recommended by shareholders for election as Directors of the Company. The procedure for nominating Directors is described in Proxy Proposals and Nomination of Directors on page 24.

Compensation of Directors

   Directors who are not officers of Golden State or of our largest shareholder GSB Investments Corp., or any of their related companies ("Outside Directors"), are paid an annual cash retainer of $30,000. Outside Directors who chair a standing committee are paid an annual cash retainer of $4,000 per committee. Outside Directors are also paid a fee of $1,500 for each Board meeting attended and $750 for each committee meeting attended.

   Outside Directors receive annual grants of stock options to purchase shares of common stock under the Golden State Bancorp Inc. Omnibus Stock Plan. In 2000, each Outside Director received a grant of 4,000 options.

Indemnification of Directors

   We indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This indemnification is required under our Bylaws.

Director Arrangements

   In connection with Cal Fed becoming a subsidiary of Golden State in 1998, Golden State and Cal Fed entered into a Litigation Management Agreement to provide for the management of the Cal Fed Goodwill Litigation and the Glendale Goodwill Litigation (collectively, the "Goodwill Litigation"). The agreement provided for the creation of the Glendale Goodwill Litigation and Cal Fed Goodwill Litigation Committees, as described above, and required that the initial committee members be Directors of both Golden State and Cal Fed.

   The agreement further provides that, unless there has been change in control, the members of a committee shall be nominated for additional terms on the Boards of Directors of Golden State and Cal Fed as long as the litigation associated with that committee is ongoing. The purpose of this provision is to maintain the continuity of the prosecution of the litigation. Each committee fills vacancies that may occur in its membership. If the committee fills a vacancy with a member who is not a Director, the Board of Directors is not required to nominate the successor member for election as a Director, if the member is not reasonably acceptable to the Board of Directors.

                 OWNERSHIP OF GOLDEN STATE AND OTHER SECURITIES

Common Stock Owned by Directors and Management

   This table shows the common stock beneficially owned as of March 1, 2001 by Directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and all Directors and executive officers as a group. Unless otherwise stated in a footnote, each individual has sole voting power and sole investment power of his or her beneficially owned shares.


                                            Options Exercisable                Percent of
                              Shares of      within 60 days of                  Class of
            Name           Common Stock (1)    March 1, 2001      Total       Common Stock
            ----           ---------------- -------------------   -----       ------------
  Paul M. Bass, Jr........             0            8,000            8,000         *
  George W. Bramblett,
   Jr. ...................         1,200            8,000            9,200         *
  Brian P. Dempsey........           500           43,000           43,500(2)      *
  Christie S. Flanagan....        19,659           17,667           37,326         *
  Gerald J. Ford..........    19,209,924          132,667       19,342,591(3)    14.32%
  Howard Gittis...........        10,000                0           10,000         *
  John F. King............           300           33,000           33,300(4)      *
  Scott A. Kisting........        78,489           66,668          145,157         *
  John F. Kooken..........        13,404           33,000           46,404(5)      *
  Gabrielle K. McDonald...           680            8,000            8,680         *
  John A. Moran...........         5,000            4,000            9,000         *
  Ronald O. Perelman......    42,949,525                0       42,949,525(6)    31.83%
  B. M. Rankin, Jr........        31,000            8,000           39,000(7)      *
  Thomas S. Sayles........           200           13,000           13,200         *
  Robert Setrakian........         7,000            8,000           15,000(8)      *
  James R. Staff..........        12,659           23,334           35,993         *
  Cora M. Tellez..........           280           13,000           13,280         *
  Carl B. Webb............        83,382           96,334          179,716         *
  All Directors and
  executive
  officers as a group (26
  persons)                                                      63,357,389(9)     46.9%

 * Less than one percent of the outstanding shares in each case.
(1) Includes shares of restricted stock held by the following officers: Mr. Flanagan, 7,969 shares; Mr. Ford, 48,120 shares; Mr. Kisting 33,572 shares; Mr. Staff, 7,969 shares; and Mr. Webb, 21,895 shares.

(2) 500 of Mr. Dempsey's shares are held jointly with his spouse.

(3) Includes 19,140,744 shares of common stock owned by Hunter's Glen/Ford, Ltd. Mr. Ford and a corporate entity controlled by Mr. Ford are the general partners of Hunter's Glen.

(4) Mr. King's options are held by a family trust, of which he is a co-trustee.

(5) 10,904 of Mr. Kooken's shares are held jointly with his spouse.

(6) Represents shares of common stock owned by GSB Investments Corp. Mr. Perelman is the indirect beneficial owner of all of the outstanding capital stock of GSB Investments. Accordingly, Mr. Perelman may be deemed to be the beneficial owner of all of the shares of common stock owned by GSB Investments. Includes 6,000,000 shares which have been pledged to Credit Suisse First Boston, of which 3,000,000 shares may be borrowed from time to time by Credit Suisse First Boston, in connection with certain forward sales transactions. GSB Investments has the right to demand the return of any or all of the borrowed shares upon five business days' notice under certain circumstances. The other shares of common stock owned by GSB Investments are pledged to secure obligations of Mafco Holdings and its affiliates.

(7) Includes 1,000 shares as to which Mr. Rankin has shared investment authority and 30,000 shares held by Rankin Interests Limited Partnership, of which Mr. Rankin is the sole shareholder of the sole general partner.

(8) 7,000 shares are held in a family trust in which Mr. Setrakian is the sole trustee.

(9) Includes an aggregate 839,840 shares which the Directors and executive officers have the power to acquire pursuant to outstanding options granted under Golden State's Omnibus Stock Plan or its former Stock Option and Long-Term Performance Incentive Plan. Includes 145,454 restricted shares granted to executive officers pursuant to the Omnibus Stock Plan. Also includes 3,102,087 shares as to which voting and investment power are shared and 21,031 shares invested in the Common Stock Fund of Cal Fed's 401(k) Plan over which the trustee for the Plan has sole voting authority and shared investment authority.

Common Stock Owned By Others

   Other than Messrs. Ford and Perelman, the Company is aware of only one person or entity that beneficially owns more than 5% of its outstanding shares of common stock:


                                      Amount and Nature of           Percent of Class of
        Name and Address              Beneficial Ownership              Common Stock
        ----------------              --------------------           -------------------

  Wallace R. Weitz & Company
  1125 South 103 Street,
  Suite 600
  Omaha, Nebraska 68124-6008              6,859,400(1)                      5.1%

(1) The amount and nature of beneficial ownership and percent of class are taken from an amended Schedule 13G dated February 2, 2001 filed pursuant to the Securities Exchange Act which states that Wallace R. Weitz & Company and Wallace R. Weitz have shared voting power and investment discretion over 6,859,400 shares.

Litigation Tracking Warrants(TM) Owned by Directors and Management

   This table shows the Litigation Tracking Warrants(TM) ("LTWs") beneficially owned as of March 1, 2001 by Directors, the Named Executive Officers, and all Directors and executive officers as a group. Unless otherwise stated in a footnote, each individual has sole voting power and sole investment power of his or her beneficially owned warrants.


                                     Options Exercisable              Percent of
                                      Within 60 Days of                Class of
            Name                LTWs  March 1, 2001(1)       Total       LTWs
            ----                ---- -------------------     -----    ----------
  Paul M. Bass, Jr........         0            0                0        *
  George W. Bramblett,
   Jr.....................         0            0                0        *
  Brian P. Dempsey........       500       35,000           35,500(2)     *
  Christie S. Flanagan....     7,000            0            7,000        *
  Gerald J. Ford.......... 1,903,000            0        1,903,000(3)    2.28%
  Howard Gittis...........         0            0                0        *
  John F. King............       300       25,000           25,300(4)     *
  Scott A. Kisting........         0            0                0        *
  John F. Kooken..........    68,404       25,000           93,404(5)     *
  Gabrielle K. McDonald...         0            0                0        *
  John A. Moran...........         0            0                0        *
  Ronald O. Perelman......         0            0                0        *
  B. M. Rankin, Jr........         0            0                0        *
  Thomas S. Sayles........         0        5,000            5,000        *
  Robert Setrakian........         0            0                0        *
  James R. Staff..........         0            0                0        *
  Cora M. Tellez..........         0        5,000            5,000        *
  Carl B. Webb............         0            0                0        *
  All Directors and
  executive officers as a
  group (26 persons)                                     2,396,204(6)    2.86%

*  Less than one percent of the outstanding LTWs in each case.

(1) Director has options to purchase common stock that entitle the Director to receive one share of common stock and one LTW upon the exercise of each option.

(2) 500 of Mr. Dempsey's LTWs are held jointly with his spouse.

(3) Includes 1,000,000 LTWs purchased and held of record by Turtle Creek Revocable Trust, a revocable trust organized under the laws of the State of Texas of which Gerald J. Ford is the sole grantor and trustee. Also includes 903,000 LTWs owned by Hunter's Glen/Ford, Ltd. Mr. Ford and a corporate entity controlled by Mr. Ford are the general partners of Hunter's Glen.

(4) Mr. King's options are held by a family trust, of which he is a co-trustee.

(5) 10,904 of Mr. Kooken's LTWs are held jointly with his spouse.

(6) Includes an aggregate of 325,000 LTWs which the Directors and executive officers have the power to acquire pursuant to outstanding options granted under Golden State's former Stock Option and Long-Term Performance Incentive Plan. Also includes 128,404 LTWs as to which voting and investment power are shared.

Litigation Tracking Warrants(TM) Owned By Others

   Golden State is not aware of any person who is the beneficial owner of more than 5% of the outstanding Litigation Tracking Warrants(TM).

Indirect Subsidiary Securities Owned by Directors and Management

   California Federal Preferred Capital Corporation, an indirect subsidiary of the Company, has publicly traded preferred stock known as 9 1/8% Noncumulative Exchangeable Preferred Stock, Series A. This table shows the preferred stock beneficially owned as of March 1, 2001 by Directors, the Named Executive Officers, and all Directors and officers as a group. Unless otherwise stated in a footnote, each individual has sole voting power and sole investment power of his or her beneficially owned shares.


                                                                 Percent of
                                                  Shares of       Class of
                      Name                     Preferred Stock Preferred Stock
                      ----                     --------------- ---------------
  Paul M. Bass, Jr............................          0              *
  George W. Bramblett, Jr.....................          0              *
  Brian P. Dempsey............................          0              *
  Christie S. Flanagan........................      4,440              *
  Gerald J. Ford..............................      8,000              *
  Howard Gittis...............................          0              *
  John F. King................................          0              *
  Scott A. Kisting............................          0              *
  John F. Kooken..............................          0              *
  Gabrielle K. McDonald.......................          0              *
  John A. Moran...............................          0              *
  Ronald O. Perelman..........................          0              *
  B. M. Rankin, Jr............................          0              *
  Thomas S. Sayles............................          0              *
  Robert Setrakian............................          0              *
  James R. Staff..............................      8,000              *
  Cora M. Tellez..............................          0              *
  Carl B. Webb................................     12,000              *
  All Directors and executive officers as a
   group (26 persons)                              42,740(1)           *

 * Less than one percent of the outstanding shares in each case.

(1) Includes 3,000 shares as to which investment power is shared.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act requires our Directors and executive officers to file reports of holdings and transactions in Golden State securities with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2000 our Directors and executive officers met all applicable SEC filing requirements, except as follows. Ms. McDonald inadvertently filed a late Form 4 for the purchase of 680 shares of common stock. Mr. Rankin inadvertently filed a late Form 4 to report a change in the form of beneficial ownership of shares. A limited partnership, in which Mr. Rankin controls the general partner, acquired shares over which Mr. Rankin previously had sole investment and voting authority by power of attorney. Mr. Rankin had previously reported his beneficial ownership in the shares on a Form 3 in 1999. Mr. Richard Leweke, an executive officer in 2000, filed an amended Form 5 one day late to report the acquisition of 9 shares of common stock by a family trust.

                            EXECUTIVE COMPENSATION

   This table gives information on the compensation earned by the Named Executive Officers in 2000 for services rendered to the Company and its subsidiaries. The Named Executive Officers are the Chief Executive Officer and the four other most highly compensated executives.


                          Summary Compensation Table

                                                                             Long-Term
                                         Annual Compensation            Compensation Awards
                                         -------------------            -------------------
                                                          Other       Restricted  Securities  All Other
                                                          Annual        Share     Underlying   Compen-
  Names & Principal               Salary   Bonus (1) Compensation (2) Awards (3) Options/SARS sation (4)
  Position                  Year    ($)       ($)          ($)           ($)         (#)         ($)
  -----------------         ---- --------- --------- ---------------- ---------- ------------ ----------
  Gerald J. Ford            2000 1,000,000 1,840,300     363,793        713,707    173,000     170,832
   Chief Executive Officer  1999 2,200,000 1,375,913     449,636        589,677    225,000      64,232
                            1998 2,000,000   600,000     303,470              0          0      97,152

  Carl B. Webb (5)          2000 1,000,000   715,500      77,252        274,511    104,000     121,498
   Chief Operating Officer  1999 1,200,000   750,498      71,316        321,636    185,000     199,920
   and President            1998 1,200,000 1,344,550      60,948              0          0      74,734

  Scott A. Kisting (6)      2000   800,000   281,200       1,742        109,825    100,000      86,699
   Executive Vice           1999   800,000   500,332           0      1,187,737    100,000      49,852
   President                1998   266,668   225,000      55,132              0          0      29,596
   and President, Retail
   and Commercial Banking

  Christie S. Flanagan (5)  2000   700,000   226,758         789         86,457     17,000      72,198
   Executive Vice           1999   700,000   366,453       4,197        131,337     36,000      51,092
   President and General    1998   700,000   734,650       1,549              0          0     126,691
   Counsel

  James R. Staff (5)        2000   700,000   226,758         762         86,457     20,000      69,160
   Executive Vice           1999   700,000   306,453       3,791        131,337     50,000      44,320
   President and Chief      1998   700,000   757,175       1,566              0          0     122,179
   Financial Advisor

(1) Bonus includes (a) cash amount of the 2000 performance-based annual incentive awards paid in January 2001 under the Executive Compensation Plan and (b) amounts awarded with respect to Cal Fed's annual net income pursuant to the Deferred Executive Compensation Plan in 1998 of $944,550 for Mr. Webb, $559,650 for Mr. Flanagan and $557,175 for Mr. Staff. The annual incentive awards are discussed in further detail in the Report of the Compensation Committee on page 17.

(2) The amounts shown in this column represent amounts (a) reimbursed for payment of taxes for all executives, (b) paid by the Company for personal use of airplanes for Mr. Ford in the amounts of $295,298 in 2000, $292,835 in 1999 and $215,142 in 1998 and for Mr. Webb in the amounts of $40,197 in 2000, $39,645 in 1999 and $37,970 in 1998, (c) club membership fees for
    Mr. Webb in the amount of $20,663 in 2000 and for Mr. Ford in the amounts of $142,969 in 1999 and $79,533 in 1998 and (d) relocation expenses for Mr. Kisting in the amount of $51,205 in 1998. None of the other named executives had perquisites or personal benefits that exceeded $50,000.

(3) Represents the dollar value on the date of grant (January 22, 2001) of restricted shares of the Company's common stock in the amounts of 27,060 for Mr. Ford, 10,408 for Mr. Webb, 4,164 for Mr. Kisting and 3,278 for each of Messrs. Flanagan and Staff, that were awarded as a part of the 2000 annual incentive award and in addition to the cash amount of the award described in footnote (1) above. The restricted shares vest in equal installments on the first two anniversaries of the grant date, have full voting rights and are eligible for dividends paid by the Company at the same rate paid to all shareholders.

  The total number of shares of restricted stock held on December 31, 2000 by each of the Named Executive Officers and their market value, based on a closing market price of the Company's common stock of $31.4375 on that date, were as follows:

                     Number
                       of    Value at
                     Shares December 31
                     ------ -----------
   Gerald J. Ford    42,120 $1,324,148
   Carl B. Webb      22,974    722,245
   Scott A. Kisting  58,816  1,849,028
   Christie S.
    Flanagan          9,381    294,601
   James R. Staff     9,381    294,601

(4) The amounts shown in this column represent:

  (a) Cal Fed's contributions to the 401(k) plan in 2000 in the amounts of $7,750 for each of Messrs. Ford, Kisting, Flanagan and Staff, and $10,250 for Mr. Webb.

  (b) Cal Fed's contribution to the Supplemental Employees' Investment Plan in 2000, in the amounts of $158,059 for Mr. Ford, $108,409 for Mr. Webb, $78,397 for Mr. Kisting and $59,294 for each of Messrs. Flanagan and Staff.

  (c) Premiums on group term life insurance paid by Cal Fed in 2000, in the amounts of $1,032 to Mr. Ford, $552 for each of Messrs. Webb, Kisting and Staff, and $1,584 for Mr. Flanagan.

  (d) Premiums on split-dollar life insurance paid by Cal Fed in 2000, in the amounts of $3,991 for Mr. Ford, $2,287 for Mr. Webb, $3,570 for Mr. Flanagan and $1,564 for Mr. Staff.

(5) Excludes payments made in 1998 by First Nationwide Holdings Inc., the predecessor of Golden State Holdings, under its long-term management incentive plan that was terminated in 1998, in the amounts of $15 million to Mr. Webb and $4 million to each of Messrs. Flanagan and Staff.

(6) Mr. Kisting joined the Company in September 1998.

                             Option Grants in 2000

   This table shows all options to purchase our common stock granted to each of our Named Executive Officers in 2000 and the potential value of the options as of the grant date. The options are non-qualified, were granted on January 24, 2000 and become exercisable in equal annual installments on the first three anniversaries of the grant date. The option exercise price equals the fair market value of a common share on the date of grant. The vesting of the options is accelerated following termination of employment or a change of control as provided in the executive's employment agreement as described in Employment Contracts, Termination of Employment and Change in Control on page 16.


                                         Individual
                                           Grants
                           --------------------------------------
                            Number of
                            Securities  Percent of Total
                            Underlying    Options/SARs   Exercise
                           Options/SARs    Granted to    of Base              Grant Date
                             Granted      Employees in    Price   Expiration Present Value
            Name               (#)        Fiscal Year     ($/SH)     Date        $(1)
            ----           ------------ ---------------- -------- ---------- -------------
  Gerald J. Ford..........   173,000         12.81        14.00   1/23/2010    3,522,886
  Carl B. Webb............   104,000          7.70        14.00   1/23/2010    2,117,804
  Scott A. Kisting........   100,000          7.40        14.00   1/23/2010    2,036,350
  Christie S. Flanagan....    17,000          1.26        14.00   1/23/2010      346,180
  James R. Staff..........    20,000          1.48        14.00   1/23/2010      407,270

(1) Present value determinations were made using the Black-Scholes option pricing model. There is no assurance that any value realized by optionees will be at or near the value estimated by the Black-Scholes model. The estimated present values under that model are based on a seven-year holding period, as opposed to the ten-year term of the options, and on the following assumptions with respect to volatility and the risk-free rate, forfeiture percentage and dividend yield. Based upon the daily closing price of the Company's common stock and Glendale Federal Bank's common stock prior to the Company becoming Glendale Federal Bank's holding company on July 24, 1997, for the five-year period immediately preceding the grant date of January 24, 2000, the model uses annualized volatility of 48.55%. For the risk-free rate, the model uses the yield on a seven-year treasury note of 6.61% interpolated from the interest rates of five year and ten year treasury rates obtained from the Bloomberg Service. For the forfeiture percentage, the model uses 5%. For the dividend yield, the model uses 2.86%.

        Aggregated Option Exercises in 2000 and Year-End Option Values

   This table gives information on the value (stock price less exercise price) of the options held by the Named Executive Officers at year-end, using the closing trading price ($31.4375) of our common stock on December 31, 2000. An option is "in the money" if the market value of the common stock exceeds the exercise price of the option. The Named Executive Officers did not exercise any stock options in 2000.


                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                                                     Options/SARs At      In-The-Money Options/SARs
                                                    December 31, 2000       At December 31, 2000
                             Shares             ------------------------- -------------------------
                            Acquired    Value
                           On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
            Name               (#)       ($)        (#)          (#)          ($)          ($)
            ----           ----------- -------- ----------- ------------- ----------- -------------
  Gerald J. Ford..........       0         0      75,000       323,000     1,218,660    5,960,206
  Carl B. Webb............       0         0      61,666       227,333     1,002,015    4,121,817
  Scott A. Kisting........       0         0      33,333       166,667       541,637    3,119,592
  Christie S. Flanagan....       0         0      12,000        41,000       194,985      736,151
  James R. Staff..........       0         0      16,666        53,334       270,819      948,891


                    Long-Term Incentive Plan Awards in 2000

   This table gives information concerning the participation of the Named Executive Officers in a long-term compensation plan. Actual payouts, if any, will be determined by a non-discretionary formula that measures total shareholder return (including the reinvestment of dividends) over a three year period from January 1, 2000 through December 31, 2002 (the "Performance Period"). The plan provides for a target award equal to a percentage of the executive's then current annual salary if the 30-day average stock price at the end of the Performance Period equals the target price. If the stock price exceeds the target, a varying amount of the award will be paid up to 150% of the target award, which is the maximum amount established by the Compensation Committee. If the stock price does not meet the low end of the range of the stock price, no award will be paid.


                                               Performance Or Other Period Until
           Name           Number of Shares (1)       Maturation Or Payout
           ----           -------------------- ---------------------------------
  Gerald J. Ford........          --                   1/1/00--12/31/02
  Carl B. Webb..........          --                   1/1/00--12/31/02
  Scott A. Kisting......          --                   1/1/00--12/31/02
  Christie S. Flanagan..          --                   1/1/00--12/31/02
  James R. Staff........          --                   1/1/00--12/31/02

(1) Awards are paid in the form of cash but up to 50% of any award may be paid in restricted shares of the Company's common stock pursuant to the Omnibus Stock Plan. The awards are undeterminable at this time, but if the target stock price is achieved the estimated payouts will be the following percentages of the executive's then current salary: (a) 110% for Mr. Ford,
    (b) 60% for Mr. Webb and (c) 35% for Messrs. Kisting, Flanagan and Staff.

     Employment Contracts, Termination of Employment and Change in Control

   Cal Fed has entered into three-year employment agreements with the Named Executive Officers which end on their respective anniversary dates in 2002 and which are automatically renewed for successive one-year terms, unless Cal Fed or the executive officer elects to terminate the agreement. The employment agreements provide for base salaries of $1,000,000 for Messrs. Ford and Webb, $800,000 for Mr. Kisting and $700,000 for Messrs. Flanagan and Staff.

   If the agreements are terminated (a) by Cal Fed without "cause" or by the executive for "good reason" (each as defined in the employment agreement) before the scheduled termination date, or (b) by Cal Fed without "cause" or by the executive for any reason within 24 months following a change of control, the executive will receive a cash payment equal to three times his base salary and annual incentive bonus as calculated under the agreement and medical and other benefits for a period of three years. Additionally, all outstanding stock options, restricted stock, SARs and deferred compensation payments, will immediately vest and the options will be exercisable for three years from the date of termination, subject to certain restrictions.

   Messrs. Kisting's and Flanagan's agreements also provide that if the executive's employment is terminated for any reason other than "cause" within 24 months following a change of control, the executive is entitled to receive cash in lieu of shares issuable upon exercise of his stock options in an amount equal to the difference between the exercise prices of his options and the highest share price paid in connection with the change of control.

   Mr. Kisting's agreement further provides for the awards of 43,500 shares of restricted stock and 200,000 stock options in 1999 and 2000. The restricted stock and 100,000 stock options were awarded in 1999. The remaining 100,000 stock options were awarded on January 24, 2000 and are shown in the Option Grants in 2000 table on page 14. Mr. Kisting's agreement also provides that he will be paid a long-term incentive payment of $4,000,000 in March 2003, provided Cal Fed achieves certain performance criteria established annually by the Compensation Committee during a performance period from 1999 through 2002.

   Cal Fed entered into change of control agreements in 1999 with Messrs. Webb, Flanagan and Staff to replace certain rights granted under a defined executive compensation plan that was terminated in 1998 upon the merger of Cal Fed and Glendale Federal Bank. Mr. Webb will receive a cash payment of $1,500,000 and Messrs. Flanagan and Staff will receive cash payments of $875,000 upon the earlier to occur of (1) a change of control of Cal Fed or (2) December 31, 2002.

         Report of the Compensation Committee on Executive Compensation

   The Compensation Committee of the Board of Directors has overall responsibility for reviewing and approving the compensation practices and policies of the Company. The Compensation Committee is also responsible for administering the Company's executive compensation plan and stock incentive plans for participating employees. This committee consists entirely of directors who are not officers or employees of the Company.

Overview of Executive Compensation Policies

   The Company's executive compensation program is designed to:

 . Provide a competitive level of total compensation to attract and retain our executive officers,

 . Reward performance by linking a substantial part of each executive officer's compensation to the performance of both the Company and the individual officer and

 . Encourage ownership of Company common stock by executive officers.

   The Company pays its executive officers four principal types of compensation: (1) base salary, (2) annual incentive awards, (3) stock options and (4) performance-based long term incentive awards. Executive officers also participate in various qualified benefit plans generally available to all employees and certain non-qualified employee benefit plans designed to provide retirement income. Since 1998, the Compensation Committee has emphasized performance-based programs and moved away from base salary increases and guaranteed bonuses for executive officers.

   In determining the overall compensation of the Named Executive Officers, the Compensation Committee considers the qualifications and experience of the persons concerned, the size of the Company and the complexity of its operations and the financial condition including income of the Company.

   The Compensation Committee also relies upon surveys prepared by independent consultants on compensation paid to executives having similar duties and responsibilities in comparable financial institutions (the "Peer Group"). The Company generally designs the total compensation packages of the Named Executive Officers to be competitive with the 60th percentile of total direct compensation paid by the Peer Group.

Base Salary

   The Compensation Committee sets Mr. Ford's base salary and approves the salaries of the other Named Executive Officers. Salaries are reviewed and may be adjusted periodically upon an evaluation of the executive's overall performance and executive salaries at comparable financial institutions. Base salaries in 2000 were highly competitive with the estimated base salaries of the Peer Group. There were no increases to the base salaries of the Named Executive Officers in 2000.

Annual Incentive Awards

   The Company provides performance-based annual incentive awards under the shareholder approved Executive Compensation Plan. For 2000, the Compensation Committee established a fixed percentage of annual salary as the executive's target award to be paid if Cal Fed achieved a certain level of pre-tax earnings.

   Payouts could range from 0 to 200% of the target award depending upon the actual pre-tax earnings results. No awards would have been paid if the established threshold had not been met. The award criteria focused on pre-tax earnings because we believed earnings growth to be linked most directly to achieving the Company's earnings per share target for 2000.

   For 2000, the pre-tax earnings were slightly under target resulting in a payout of 91.5% of the target awards to the Named Executive Officers. 30% of the award was paid in restricted stock that vests over two years. The cash and restricted stock portions of the annual incentive awards are shown in the "Bonus" column and "Restricted Share Awards" column of the Summary Compensation Table on page 12.

Supplemental Cash Bonus

   The Company paid supplemental cash bonuses to the Named Executive Officers in 2000 based upon a determination that the total direct compensation of the Named Executive Officers had fallen below the targeted 60th percentile of total direct compensation paid by the Peer Group.

Stock Options

   The Company believes that stock ownership and stock-based incentive awards are the best way to align the interests of the executives with those of the Company's shareholders. In 2000, the Compensation Committee granted stock options to the Named Executive Officers as shown in the Option Grants in 2000 table on page 14, under the shareholder approved Omnibus Stock Plan.

   The size of the option grant was generally intended to reflect the executive's position within the Company and his performance and contributions to the Company in 2000. The Compensation Committee also considered the total compensation package of the executives and stock option grant practices of the Peer Group. The options vest over three years to encourage executives to remain with the Company over a period of years.

Long-Term Incentive Plan

   The Company provides long term incentive plans for executive officers under the Executive Compensation Plan that are directly linked to increases in shareholder value. In 2000, the Compensation Committee approved a long-term incentive plan based solely on the performance of the Company's common stock over a three year period beginning January 1, 2000 (the "2000 LTIP Plan").

   Payments under the 2000 LTIP Plan, if any, will be determined using (a) individual target awards established as a percentage of the executive's base salary and (b) an award payout formula based on the average closing price of the common stock over the last thirty trading days in 2002. The award payments will be made in 2003 and may range from 0 to 150% of the target award depending upon the final stock price. The formula for determining awards for the Named Executive Officers is described in the Long-Term Incentive Plan Awards in 2000 section on page 15. The Compensation Committee may choose to pay up to 50% of each award in restricted common stock.

Chief Executive Officer

   Compensation for Mr. Ford was determined based upon the general policies and criteria described for the other Named Executive Officers. Mr. Ford's 2000 base salary of $1 million was paid in accordance with his employment agreement with Cal Fed.

   Mr. Ford's annual incentive award was based upon a target award of 260% of base salary and was paid out at 91.5% of target, as shown in the Summary Compensation Table. Mr. Ford also received a supplemental cash bonus of $175,000.

   The Compensation Committee also approved a grant of 173,000 stock options with an exercise price equal to the fair market value of Golden State's common stock on the date of grant as shown in the Option Grants in 2000 table. The Compensation Committee also approved a long-term incentive award under the 2000 LTIP Plan as described in the Long Term Incentive Plan Awards in 2000 section on page 15. Mr. Ford's overall compensation was near the 57th percentile of the Peer Group.

   The Compensation Committee believes that Mr. Ford's leadership of the Company during 2000 enabled the Company to continue to develop a strong franchise with consistent financial results and financial discipline. The Compensation Committee also recognized that, under Mr. Ford's leadership, Cal Fed has maintained or improved upon the following areas: asset quality, operating efficiency and capital strength as evidenced by its continued qualification as a "well capitalized" institution. Accordingly, these compensation decisions are made in recognition of the Company and its subsidiaries' performance.

Tax Deductibility

   Internal Revenue Code Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million but excludes "performance-based compensation" from this limit. The annual incentive awards and long-term incentive awards under the Executive Compensation Plan and the restricted stock and stock option grants awarded under the Omnibus Stock Plan are intended to qualify as performance-based compensation within the meaning of the Code.

Members of the Compensation Committee

Paul M. Bass, Jr., Chairman
John F. King
Gabrielle K. McDonald

                               Performance Graph

   This graph compares our total shareholder returns (assuming reinvestment of dividends), the S&P 500 Index and the Keefe, Bruyette & Woods Inc. 50 Index. The graph assumes $100 invested at the per share closing price of the common stock on the New York Stock Exchange Composite Tape on December 31, 1995 in Golden State or its predecessor and each of the other indices.

   Golden State was incorporated in May 1997 and became the holding company for Glendale Federal Bank on July 24, 1997. Common stock prices prior to that date represent prices of Glendale Federal common stock. On September 11, 1998, Glendale Federal was merged into Cal Fed, with the combined bank becoming a subsidiary of Golden State and with Cal Fed's executive management team being elected to most of the executive management positions of Golden State.

   The graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Exchange Act, except to the extent that Golden State specifically incorporates this information by reference.

                    Comparison Of Cumulative Total Return Of
                      Company, Peer Group And Broad Market



                              [Performance Graph]

                         12/31/95 6/30/96 12/31/96 6/30/97 12/31/97 6/30/98 12/31/98 6/30/99 12/31/99 6/30/00 12/31/00
                         -------- ------- -------- ------- -------- ------- -------- ------- -------- ------- --------
Golden State............  100.00  102.84   131.91  148.23   212.41  168.79    94.33  127.66    97.87  102.13   179.97
S&P 500(1)..............  100.00  110.10   122.96  148.30   163.98  193.03   210.84  236.95   255.22  254.13   231.98
KBW50(2)................  100.00  111.11   141.46  170.07   206.80  230.87   223.91  246.65   216.14  205.47   259.50

(1) Data provided by Standard & Poor's CompuStat.

(2) The KBW 50 Index represents 50 major commercial, regional and savings banks as compiled by Keefe, Bruyette & Woods Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payment of Tax Benefits under the Plan of Reorganization and Share Repurchases

   On September 11, 1998, Cal Fed became an indirect subsidiary of Golden State pursuant to an agreement and plan of reorganization (the "Reorganization Plan"). The Reorganization Plan provides that affiliates of Mr. Perelman and Mr. Ford are entitled to receive additional shares of the Company's common stock under certain circumstances, including the Company's use of certain net operating loss carryforwards of Cal Fed and its former parents and the realization of other tax benefits relating to Golden State and its predecessor (the "Tax Benefits").

   The Reorganization Plan limits the amount of common stock that may be paid out each year for Tax Benefits. The limit is equal to $100 million times the number of years since 1998, less the amounts paid out as Tax Benefits in prior years. Any amount over the limit is carried forward and paid in a subsequent year.

   On May 22, 2000, the Company issued 3,906,323 shares of common stock to GSB Investments Corp., a company controlled by Mr. Perelman, and 976,581 shares to Hunter's Glen/Ford, Ltd., a limited partnership controlled by Mr. Ford. The shares were issued for payment of (a) the unpaid 1998 Tax Benefits and (b) the 1999 Tax Benefits up to the allowable limit. The unpaid 1999 Tax Benefits of 193,674 shares were carried over and paid at a later date as described below.

   Also, as part of the Reorganization Plan, the Company, Hunter's Glen and the predecessor of GSB Investments, entered into a Registration Rights Agreement dated September 11, 1998. Under this agreement, Hunter's Glen or GSB Investments may request that the Company file one or more registration statements with the SEC to register for sale shares of common stock received under the Reorganization Plan or acquired in the open market when the party is an affiliate of the Company.

   The Company is required to use all reasonable efforts to cause any such registration statement to be filed as soon as reasonably practicable and to keep the registration statement continuously effective for resale of the common stock for so long as the holder requests. The Company is also required to pay all costs related to the registration statement. In 2000, GSB Investments requested that the Company file two registration statements pursuant to its rights under the Registration Rights Agreement.

   On May 18, 2000, the Company filed an S-3 registration statement and prospectus for GSB Investments to register 3,906,323 shares of common stock for sale. The Company paid approximately $39,500 for legal, accounting and other expenses related to the preparation and filing of the registration statement. This registration statement became effective May 24, 2000.

   The Board of Directors previously authorized a stock repurchase program for 2000 in the amount of $250 million to repurchase Company securities. As a part of the program, on May 25, 2000, the Company purchased 3,906,323 shares of common stock at $16.25 per share (exclusive of brokerage commissions) from GSB Investments. The person determining the purchase price on behalf of the Company was Paul M. Bass, Jr. a Director and Chairman of the Company's Audit Committee. Mr. Bass's principal occupation is Vice Chairman of the Dallas, Texas based investment and securities firm, First Southwest Company, and he has been actively engaged in the securities business for over 35 years.

   The principle followed by Mr. Bass in determining the Company's purchase price was to seek advice from two independent investment firms as to a reasonable price to pay for the stock offered for sale by GSB Investments. Based upon such advice, Mr. Bass concluded that a 3% discount from the market price was reasonable. He then proceeded to negotiate a purchase at $16.25 per share, or a discount of approximately 3.4% from the last reported trade on the New York Stock Exchange prior to the purchase on May 25, 2000. The Company believes that the price paid was no less favorable to the Company than the terms obtainable in an arm's length transaction with an independent third party.

   On August 22, 2000, the Company and GSB Investments entered into an agreement modifying, and which has the effect of amending, portions of the Reorganization Plan dealing with the payment of

Tax Benefits to GSB Investments for the year 2000 (the "Modification Agreement"). Pursuant to the Modification Agreement, GSB Investments agreed to receive from the Company on August 28, 2000, a cash payment of $85 million in exchange for relinquishment of $100 million of estimated 2000 Tax Benefits determinable in 2001. Pursuant to the Modification Agreement, GSB Investments also agreed to receive from the Company a cash payment of $36 million to be paid on January 16, 2001 in exchange for the relinquishment of $38.3 million of Tax Benefits representing (a) 154,940 shares of Company common stock for unpaid 1999 Tax Benefits carried over for payment in 2001 and (b) its 80% share of a $43,930,632 federal tax refund received by Cal Fed in 2000, or $35,144,505, which was also payable to GSB Investments in GSB common shares in 2001.

   The Modification Agreement also provides that the 2001 and 2002 annual limit on payments to GSB Investments will be reduced by Tax Benefits payments to GSB Investments in excess of $80 million for the year 2000. Additionally, if GSB Investments' share of the 2000 Tax Benefits are less than the estimated $100 million, the excess amounts will be credited against future payments owed to GSB Investments under the tax sharing provisions of the Reorganization Plan. If GSB Investments' share of the 2000 Tax Benefits are more than the estimated $100 million, the unpaid amounts will be carried over and paid in subsequent years. The Reorganization Plan continues to govern the payment of all future Tax Benefits.

   The terms of the Modification Agreement were approved by the Board of Directors (with Directors Perelman and Gittis abstaining) based upon a recommendation to the Board of Directors by a special Independent Committee comprised solely of outside members of the Board of Directors and established for the purpose of arriving at the terms of the above discounts. To assist in such deliberations, the Independent Committee retained the services of Morgan Stanley Dean Witter & Co. who rendered a fairness opinion to the Company to the effect that the terms of the Modification Agreement and the discounted purchase of future tax benefits by the Company from GSB Investments described above were fair to the Company from a financial point of view. The Company incurred certain costs in connection with the Modification
Agreement including, fees paid to Morgan Stanley for the fairness opinion, legal fees and accountant fees.

   On November 27, 2000, the Company filed another S-3 registration statement and prospectus for GSB Investments to register 6,000,000 shares of common stock for sale. The registration statement and prospectus were subsequently amended and filed on December 12, 2000 to register 7,356,323 shares of common stock for sale. The Company paid approximately $151,400 for legal, accounting and other expenses related to the preparation and filing of the registration statement. This registration statement, as amended, became effective on December 13, 2000.

   In connection with this S-3 registration statement, the Company entered into a Registration Agreement dated December 13, 2000 with GSB Investments, Mafco Holdings Inc., Credit Suisse First Boston Corporation and Credit Suisse First Boston International. Under that agreement, Golden State provided certain legal and accountant opinions to Credit Suisse First Boston while the S-3 registration statement was effective. Golden State paid approximately $27,600 for legal, accounting and other expenses related to its obligations under the Registration Agreement in 2000.

   On January 24, 2001, the Company issued 497,381 shares of common stock to Hunter's Glen for its share of the unpaid 1999 Tax Benefits and for tax benefits realized by the Company for a federal tax refund received by Cal Fed in 2000. Hunter's Glen will be entitled to additional payments for its share of the Tax Benefits used by the Company in 2000. The final amount is not determinable until the filing of the 2000 tax return, but management estimates the 2000 Tax Benefits payable to Hunter's Glen to be 543,187 shares valued at approximately $10.4 million.

Services Agreement

   Mafco Holdings provides office facilities and certain services to the Company pursuant to a services agreement for a monthly fee. The services provided include administrative, public relations, legal, security and legislative services. In 2000, the Company paid Mafco Holdings $1,500,000 under the services agreement.

Cost Sharing Arrangements

   The Company and its subsidiaries are insured under some policies maintained by Mafco Holdings through an unrelated insurance broker. The Company pays its allocated share of the cost of the policies directly to the independent insurance broker. In 2000, the Company paid $1,029,064 for its share of the shared insurance policies.

Transactions with Directors

   Mr. Bramblett is a partner of Haynes & Boone, a law firm based in Dallas, Texas that provides certain legal services to the Company and its subsidiaries. During 2000, the amounts paid by the Company and its subsidiaries to Haynes & Boone did not exceed 5% of the firm's gross revenues for its last fiscal year. The Company has also retained Haynes & Boone to provide certain legal services for the Company and/or its subsidiaries in 2001.

   FGB Services Inc., a wholly owned subsidiary of the Company and a company wholly owned by Director Rankin are parties to a hunting camp sublease with an unaffiliated sublessor. Each pays an allocated portion, based upon the parties' estimated use, of the sublease payments directly to the sublessor. In 2000, FGB Services paid $57,104 of the $85,656 due in sublease payments. FGB Services pays for all operating expenses of the facility.

Indebtedness of Management

   Some of Cal Fed's executive officers, Directors and members of their immediate families have loans with Cal Fed. Such loans (1) were made in the ordinary course of Cal Fed's business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between Cal Fed and other persons and (2) did not involve more than the normal risk of collectability or present other unfavorable features.

ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP to serve as our independent auditors for 2001. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

   The Board of Directors recommends a vote for the approval of KPMG LLP as our independent auditors for the Year 2001.

Report of the Audit Committee

   The Audit Committee is composed of five Directors and operates under a written charter adopted by the Board of Directors. All members are independent as defined by New York Stock Exchange and National Association of Securities Dealers listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

   Management is responsible for the Company's internal controls and the financial reporting process. KPMG LLP, the Company's independent accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee the financial reporting processes.

   In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. Specifically, the Audit Committee has discussed with KPMG LLP matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
(S)380).

   The Audit Committee received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP the issue of its independence from the Company.

   Based on the Audit Committee's review of the audited consolidated financial statements and its discussions with management and KPMG LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

Members of the Audit Committee

Paul M. Bass, Jr., Chairman
George W. Bramblett, Jr.
John F. King
John F. Kooken
Gabrielle K. McDonald

Audit Fees

   Fees billed by KPMG LLP for the audit of the Company's 2000 annual financial statements and the reviews of the quarterly financial statements included in the Company's 10-Q's totaled $1,925,000.

Financial Information Systems Design and Implementation Fees

   KPMG LLP did not provide any services related to financial information systems design and implementation during 2000.

All Other Fees

   All other fees billed by KPMG LLP in 2000 for non-audit services, including fees for tax related services, totaled $967,041.

Auditor Independence

   The Audit Committee has discussed with management and KPMG LLP the non-audit services provided by KPMG LLP in 2000 and has determined that the provision of those services is compatible with maintaining KPMG LLP's independence.

                  PROXY PROPOSALS AND NOMINATION OF DIRECTORS


   Under our Bylaws, and as permitted by the rules of the SEC, a shareholder must follow certain procedures to nominate persons for election as Directors or to introduce an item of business at the annual meeting. These procedures provide that a Director nomination and/or an item of business to be introduced at an annual meeting must be submitted in writing to the Secretary of the Company at 135 Main Street, San Francisco, CA 94105.

Deadlines

   We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2002 Annual Meeting:

(1) Not more than 90 days and not less than 120 days before the anniversary date (May 21, 2002) of this year's meeting, if the 2002 meeting is held within thirty days prior to the anniversary date, or

(2) If the meeting is not held within the thirty days prior to the anniversary date, the tenth day following the public disclosure of the date of the meeting.

   Our annual meeting is generally held on the third Monday of May. Assuming that our 2002 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or the item of business at that meeting between January 21, 2002 and February 20, 2002. If we do not receive notice within that period, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Nominations for Director

   The nomination must contain the following information about the nominee:

 .  the name, age, business address and residence address of the person

 .  the principal occupation or employment of the person

 .  the number of shares of common stock owned by the nominee

 . any other information about the person that is required to be disclosed in a proxy statement or other filings when soliciting proxies for the election of Directors under Section 14 of the Securities Exchange Act and

 .  a signed consent letter by the nominee to serve as a Director, if elected.

   Additionally, the shareholder making the nomination must provide:

 .  his or her name and record address

 .  the number of shares of common stock owned by the shareholder

 . if the shareholder is making the nomination pursuant to an arrangement or understanding with the nominee or another person, a description of the arrangements or understandings and the names of the persons involved

 . a representation that the shareholder intends to appear in person or by proxy at the meeting and

 . any other information about the shareholder that is required to be disclosed in a proxy statement or other filings when soliciting proxies for the election of Directors under Section 14 of the Securities Exchange Act.

Proposed Items of Business

   Notice of a proposed item of business must include:

 . a brief description of the substance of, and the reasons for, conducting such business at the annual meeting

 .  the shareholder's name and record address

 .  the number of shares of common stock held by the shareholder

 .  any material interest of the shareholder in such business and

 . a representation that the shareholder intends to appear in person or by proxy at the meeting to present the item of business.

                                 OTHER BUSINESS

   The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

   The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

                             ADDITIONAL INFORMATION

   The Summary Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2000 accompany this Proxy Statement. The Company will furnish a copy of the Form 10-K without charge upon the written request of any shareholder who has not received a copy. The Company will also furnish to a shareholder a copy of the exhibits to the Form 10-K upon written request and payment of a copying charge. Requests should be addressed to Frederick Cannon, Director of Investor Relations, Golden State Bancorp Inc., 135 Main Street, 20th Floor, San Francisco, California 94105.

By order of the Board of Directors,


/s/ Vanessa L. Washington

Vanessa L. Washington
Senior Vice President and Secretary

April 12, 2001

                                   APPENDIX A

                           GOLDEN STATE BANCORP INC.
                            AUDIT COMMITTEE CHARTER

Objectives

The Audit Committee of Golden State Bancorp Inc. and its subsidiaries ("Golden State") is appointed by the Board of Directors (the "Board") to assist the Board to:

 . Monitor and oversee management's and the independent auditor's participation in the financial reporting process;

 .  Monitor and oversee the effectiveness of Golden State's risk management
   (other than interest rate risk), control and governance processes, under standards established by the Committee of Sponsoring Organizations of the Treadway Commission;

 . Monitor compliance by Golden State with selective legal and regulatory requirements;

 . Monitor the independence and performance of Golden State's internal and external auditors and its internal asset review function; and

 .  Make regular reports to the Board of Directors.

Structure

 . The Audit Committee shall be composed of three or more members of the Board, each of whom shall be elected by the Board and shall be determined by the Board to meet the independence and experience requirements under the New
   York Stock Exchange listing standards and the National Association of Securities Dealers, Inc. listing standards.

 . The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of Golden State or Golden State's outside counsel or independent auditor to attend a meeting of the Committee. The Audit Committee may request that management appoint an employee of Golden State to serve as Secretary of the Audit Committee.

 . The Audit Committee shall meet not less than four times each calendar year, or at such other frequency as is set by a duly adopted resolution of the Audit Committee or as may be deemed necessary by the Chairman of the Audit Committee for the committee to be able to carry out its responsibilities and duties under this Charter.

 . Management shall prepare, and the Chairman of the Audit Committee shall approve, an agenda for each meeting of the Audit Committee. Such agenda shall take into account all of the responsibilities of the Audit Committee as set forth in this charter.

Responsibilities

In implementing it responsibilities, the Audit Committee shall:

 . Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

 . Review with the Chief Financial Officer, or his designee, and/or the independent auditor:

   o Annual audited financial statements and results of the annual audit, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the internal control structure that could significantly affect Golden State's financial statements;

   o  Independent auditors' review report on interim financial statements;

   o The impact of new or proposed accounting, regulatory, and auditing pronouncements as suggested in writing by the independent auditor, internal auditors or management; and

   o Review with the Chief Financial Officer, or his designee, regarding any decisions by management to seek a review of significant accounting issues with an accounting firm other than the external auditors.

 . Review and approve the annual audit plan of and the fees paid to the independent auditor.

 .  Meet with the independent auditor to:

   o  Review the internal control structure of Golden State;

   o Review any management letter provided by the auditor and Golden State's response to that letter;

   o Review the written reports submitted by the independent auditor regarding its independence and discuss any relationships disclosed in the report; and

   o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 .  Meet with the Director of Audit, or his designee, to review and/or approve:

   o  The Audit Charter;

   o  Audit's annual plan; and

   o Review significant reports and/or recommendations prepared by the Audit department and management's action plan.

 . Review with Golden State's General Counsel, or his designee, legal matters that may have a material impact on the financial statements.

 . Review with the Senior Counsel and/or Regulatory Risk Manager, or their designees, selected Golden State compliance policies, programs and issues and any material reports or inquiries received from regulatory or governmental agencies.

 .  Review with the Internal Asset Review ("IAR") Manager, or his designee,
   IAR's annual plan and significant reports prepared by IAR.

 . Ensure the independence of the independent auditor based upon written reports submitted to the Audit Committee by the independent auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

 . Evaluate, together with the Board, the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

 . Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 . Meet at least annually with the Director of Audit and the independent auditor in separate executive sessions.

 . Review and approve the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in Golden State's annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Golden State financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws, regulations and the Golden State Employee Code of Ethics.

REVOCABLE PROXY


                           GOLDEN STATE BANCORP INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF GOLDEN STATE


    The undersigned hereby appoints Gerald J. Ford, Carl B. Webb and Richard H. Terzian, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of the common stock of Golden State Bancorp Inc. ("Golden State") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Golden State to be held on May 21, 2001 and at any postponement or adjournment thereof. Said proxies are hereby granted discretionary authority to cumulate votes in the election of directors referred to on the reverse side.

IMPORTANT-PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.



                             FOLD AND DETACH HERE


                                                                                                              Please mark
                                                                                                              your votes as   [ X ]
                                                                                                              indicated in
                                                                                                              this example

1. ELECTION OF DIRECTORS                                        NOMINEES:  Brian P. Dempsey, Gerald J. Ford, Howard Gittis,
                                                                           Ronald O. Perelman and Cora M. Tellez
      FOR all nominees              WITHOUT
    listed to the right            AUTHORITY                    (Instruction: To withhold authority to vote for any individual
     (except as marked       to vote for all nominees           nominee, write that nominee's name in the space below).
      to the contrary)          listed to the right

          [   ]                      [   ]                      ____________________________________________________________________


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as            By checking the box to the right, I consent to future access   [   ]
   Golden State's independent auditors for the fiscal           of the Annual Reports, Proxy Statements, Prospectuses and
   year ending December 31, 2001.                               other communications electronically via an Internet website.
                                                                I understand that Golden State may no longer distribute
        FOR         AGAINST        ABSTAIN                      printed materials to me for any shareholders meeting unless
       [   ]         [   ]          [   ]                       my consent is revoked. I understand that I may revoke my
                                                                consent at any time by contacting Golden State's transfer
                                                                agent, Mellon Investor Services LLC. I also understand that
3. In their discretion, the Proxies are authorized to           costs associated with electronic access will be my
   vote upon such other business as may properly come           responsibility.
   before the meeting or any adjournment thereof.
                                                                                                    I Plan to Attend Meeting   [   ]

                                                                When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                                authorized officer. If a partnership, please sign partnership name by authorized person.

                                                                Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                                                                Dated: ______________________________________________________, 2001

                                                                ___________________________________________________________________
Please sign your name exactly as it appears hereon,             (Signature of Stockholder)
date and return this proxy in the reply envelope
provided. If you receive more than one proxy card,              ___________________________________________________________________
please sign and return all proxy cards received.                (Signature(s) of Additional Stockholder(s))

-----------------------------------------------------------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                    YOUR VOTE IS IMPORTANT TO GOLDEN STATE



                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.